UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                             [X]
Filed by a Party other than the Registrant          [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                     FIRST INVESTORS SPECIAL BOND FUND, INC.
               FIRST INVESTORS TAX-EXEMPT MONEY MARKET FUND, INC.
                            EXECUTIVE INVESTORS TRUST
                        FIRST INVESTORS LIFE SERIES FUND
                FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND
                   FIRST INVESTORS CASH MANAGEMENT FUND, INC.
                      FIRST INVESTORS FUND FOR INCOME, INC.
                        FIRST INVESTORS GLOBAL FUND, INC.
                      FIRST INVESTORS GOVERNMENT FUND, INC.
                  FIRST INVESTORS INSURED TAX EXEMPT FUND, INC.
              FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC.
                           FIRST INVESTORS SERIES FUND
                      FIRST INVESTORS SERIES FUND II, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)   Title of each class of securities to which transaction applies:
        (2)   Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)   Proposed maximum aggregate value of transaction:
        (5)   Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid:
        (2)   Form, Schedule or Registration Statement No.:
        (3)   Filing Party:
        (4)   Date Filed:

On October 28, 2005, a special shareholder meeting was held at our Wall Street headquarters. At the meeting, the shareholders of all of the First Investors Funds approved the election of eight trustees to serve on the Boards of the Funds.

The shareholders of all but three of the Funds (Fund For Income, Global and Insured Tax Exempt) also approved the reorganization of the First Investors Funds into newly established Delaware statutory trusts. Although the majority of the votes cast for these three Funds were in favor of the proposal, at the time of the meeting these Funds have not yet received a sufficient number of ballots to approve the reorganization.

The shareholder meeting for the Fund For Income, the Global Fund and the Insured Tax Exempt Fund was therefore adjourned until November 22, 2005, to give shareholders more time to vote on the reorganization. The Board of Directors/Trustees of each Fund recommends approval of this proposal.